UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended

transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 8.01.  Other Events.

On April 24, 2020, Chad Steelberg, the Chairman and Chief Executive Officer of Veritone, Inc. (the “Company”), and Ryan Steelberg, the Company’s President and a director, made certain changes in the structure of their direct and indirect beneficial ownership of shares of the Company’s common stock (the “Shares”), and Chad Steelberg made certain gifts of Shares, as follows:

1.

First, Newport Coast Investments, LLC (“Newport”) and NCI Investments, LLC (“NCI”) completed distributions of all of the Shares held by such entities to their members, the family trusts of Chad Steelberg and Ryan Steelberg (the “Distributions”).  As a result of the Distributions, Chad Steelberg and Ryan Steelberg are no longer deemed to each beneficially own all of the Shares previously held by Newport and NCI.  Accordingly, the Distributions resulted in a decrease of an aggregate of 1,972,678 Shares reported as beneficially owned by Chad Steelberg and a decrease of an aggregate of 1,972,677 Shares reported as beneficially owned by Ryan Steelberg.  These decreases are due solely to the change in the voting and dispositive power of each of Chad Steelberg and Ryan Steelberg with respect to such Shares resulting from the Distributions, and do not represent any disposition of the Shares.

2.

Immediately following the Distributions, Chad Steelberg made certain gifts of an aggregate of 1,830,809 of the Shares received by his family trust in the Distributions (a) to his children (and to his spouse as custodian of his minor child), (b) to an irrevocable trust for the benefit of his children, and (c) to various other family members.  These gifts were made for tax and estate planning purposes, and resulted in a decrease of 554,000 Shares reported as beneficially owned by Chad Steelberg.  Chad Steelberg also transferred 160,426 Shares to CSVH, LLC, a limited liability company of which he is the sole member and manager.

3.

Immediately following the Distributions, Ryan Steelberg transferred an aggregate of 2,003,349 Shares, representing all of the Shares received by his family trust in the Distributions and all Shares that he held individually, to RVH, LLC, a limited liability company of which he is the sole member and manager.

The Company is furnishing this information to assist investors in understanding these structural changes in the beneficial ownership of Shares by Chad Steelberg and Ryan Steelberg and the gifts made by Chad Steelberg for tax and estate planning purposes.  None of these changes or gifts represented sales of Shares by Chad Steelberg, Ryan Steelberg or their related entities.

Chad Steelberg and Ryan Steelberg have reported these transfers on an amendment to the Schedule 13D filed by such persons on April 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary